Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the caption "Financial Highlights" in the Columbia High Yield Municipal Fund and the Columbia Managed Municipals Fund Class A, B and C Shares Prospectuses and the Class Z Shares Prospectuses and under the caption "Independent Registered Public Accounting Firm of the Funds" in the combined Statement of Additional Information in Post-Effective Amendment Number 38 to the Registration Statement (Form N-1A, No. 2-99356) of Columbia Funds Trust IX (formerly, Liberty-Stein Roe Funds Municipal Trust) and to the incorporation by reference of our report dated August 19, 2003 on Columbia High Yield Municipal Fund and Columbia Managed Municipals Fund (formerly, Liberty High Yield Municipal Fund and Liberty Managed Municipals Fund, respectively) included in the Annual Reports to Shareholders for the fiscal year ended June 30, 2003.


                                                          /s/ ERNST & YOUNG LLP
                                                              ERNST & YOUNG LLP



Boston, Massachusetts
October 26, 2004